Exhibit h(vi) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                                   Schedule A

Date:   10/24/97               SHAREHOLDER SERVICES AGREEMENT
Revised:  9/1/98

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                               World Investment Series, Inc.
                                    Federated World Utility Fund
                                    Class B Shares

                                    Federated Asia Pacific Growth Fund
                                    Class B Shares

                                    Federated Emerging Markets Fund
                                    Class B Shares

                                    Federated European Growth Fund
                                    Class B Shares

                                    Federated International Small Company Fund
                                    Class B Shares

                                    Federated Latin American Growth Fund
                                    Class B Shares

                                    Federated International High Income Fund
                                    Class B Shares

                                    Federated International Growth Fund
                                    Class B Shares


The following Funds were added as of December 1, 1997:

                               World Investment Series, Inc.
                                    Federated Global Equity Income Fund
                                    Class B Shares

The following Funds were added as of June 1, 1998:

                               World Investment Series, Inc.
                                    Federated Global Financial Services Fund
                                    Class B Shares